Rule 424(b)(3)
                                                                  No. 33-78790

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 26, 1996 and the Prospectus Supplement dated January 21, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of January 24, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after January 24, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of January 24, 1997, the Company had received aggregate subscription proceeds of $146,448,520 (14,644,852 Shares) from 7,551 stockholders, including $591,765 (59,177 Shares) issued pursuant to the Reinvestment Plan. As of January 24, 1997, net proceeds to the Company from its offering of shares after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Organizational and Offering Expenses totalled $130,178,335. As of January 24, 1997, the Company had invested or committed for investment approximately $102,500,000 of such net proceeds in 101 Properties (including one Property through a joint venture arrangement which consists of land and building, seven Properties which consist of building only, 35 Properties which consist of land only and 58 Properties which consist of land and building), in providing mortgage financing to the tenants of the 35 Properties consisting of land only and to pay Acquisition Fees and Acquisition Expenses, leaving approximately $27,600,000 in offering proceeds available for investment in Properties and Mortgage Loans. As of January 24, 1997, the Company had incurred $6,590,183 in Acquisition Fees to the Advisor.

                              SUBSEQUENT OFFERING

      On November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 shares of common stock in a public offering (the "Subsequent Offering") expected to commence immediately following the termination of this offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of Common Stock of the Company, the subsequent offering will be limited to 4,800,000 shares. The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in April of 1997, a resolution to increase the number of authorized shares of Common Stock of the Company from 20,000,000 to 75,000,000. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for Acquisition Fees and Acquisition Expenses and reimbursable to the Advisor for Organizational and Offering Expenses, will be the same as those for this offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans. Management believes that the increase in the amount of assets of the Company that will result from the Subsequent Offering will also increase the diversification of the Company's assets and the likelihood of Listing, although there is no assurance that Listing will occur.

                             REDEMPTION OF SHARES

      The Company will not redeem any Shares during any period in which the Company is making a public offering.


January 29, 1997                               Prospectus Dated April 26, 1996





                                   BUSINESS

PROPERTY ACQUISITIONS

      Between January 9, 1997 and January 24, 1997, the Company acquired five Properties consisting of land and building. The Properties are four Jack in the Box Properties (one in each of Moscow, Idaho; Kent, Washington; and Hollister and Kingsburg, California) and a Shoney's Property (in Indian Harbour Beach, Florida). For information regarding the 96 Properties acquired by the Company prior to January 9, 1997, see the Prospectus dated April 26, 1996, and the Prospectus Supplement dated January 21, 1997.

      In connection with the purchase of these five Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, in connection with the purchase of these Properties, which are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      As of January 24, 1997, the Company had initial commitments to acquire 12 properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 12 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.




                            Lease Term and
Property                    Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                    ---------------         -------------------        ---------------       ------------------
Burger King             20 years; two five-year    11% of Total Cost (1)     for each lease year,    None
Chattanooga, TN         renewal options                                      (i) 8.5% of annual
Restaurant to be                                                             gross sales minus
renovated                                                                    (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

Burger King             20 years; four five-year   10.25% of the             for each lease year,    during the eighth,
Kent, OH                renewal options            Company's total cost      (i) 6% of annual        ninth, tenth,
Existing restaurant                                to purchase the           gross sales minus       eleventh and
                                                   property; increases by    (ii) the minimum        twelfth lease years
                                                   5% after the fifth        annual rent for such    only
                                                   lease year and by 10%     lease year
                                                   after the tenth lease
                                                   year and after every
                                                   five years thereafter
                                                   during the lease term

Golden Corral           20 years; two five-year    11.25% of Total Cost      for each lease year,    at any time after
Hopkinsville, KY        renewal options            (1); increases by 12%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Golden Corral           20 years; two five-year    11.25% of Total Cost      for each lease year,    at any time after
Somerset, KY            renewal options            (1); increases by 12%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Winchester, KY          renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX (#1)        renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX (#2)        renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.75% of Total Cost      for each lease year,    at any time after
Humble, TX              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and by 10% after     (ii) the minimum
                                                   every five years          annual rent for such
                                                   thereafter during the     lease year
                                                   lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Murietta, CA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Oxnard, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Palmdale, CA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year





FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.




      The following table sets forth the location of the five Properties consisting of land and building, acquired by the Company, from January 9, 1997 through January 24, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.




                                            PROPERTY ACQUISITIONS
                                From January 9, 1997 through January 24, 1997


                                                    Lease Expira-
Property Location and      Purchase       Date         tion and            Minimum                              Option
Competition                Price (1)   Acquired   Renewal Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------    ------------  --------   ---------------      ---------------    ---------------    -----------
JACK IN THE BOX (7)      $910,814      01/22/97   01/2015; four     $93,358 (6);          for each lease     at any time
(the "Moscow Property")  (excluding               five-year         increases by 8%       year, (i) 5% of    after the
Restaurant to be         closing                  renewal options   after the fifth       annual gross       seventh lease
constructed              costs)                                     lease year and after  sales minus (ii)   year
                         (3)(6)                                     every five years      the minimum
The Moscow Property is                                              thereafter during     annual rent for
located on the north                                                the lease term        such lease year
side of West Pullman                                                                      (5)
Road and the south side
of A Street in Moscow,
Latah County, Idaho, in
an area of mixed
retail, commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity to
the Moscow Property
include an Arby's, a
McDonald's, and several
local restaurants.

JACK IN THE BOX (7)      $1,259,871    01/22/97   01/2015; four     $129,137 (6);         for each lease     at any time
(the "Kent Property")    (excluding               five-year         increases by 8%       year, (i) 5% of    after the
Restaurant to be         closing                  renewal options   after the fifth       annual gross       seventh lease
constructed              costs)                                     lease year and after  sales minus (ii)   year
                         (3)(6)                                     every five years      the minimum
The Kent Property is                                                thereafter during     annual rent for
located at the                                                      the lease term        such lease year
southeast corner of the                                                                   (5)
intersection of
Southeast 272nd Street
and Southeast 168th
Place, in Kent, King
County, Washington, in
an area of mixed
retail, commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity to
the Kent Property
include a KFC/Taco
Bell, a Dairy Queen, an
Arby's, a Burger King,
and a local restaurant.

JACK IN THE BOX (7)      $1,061,819    01/22/97   01/2015; four     $108,836 (6);         for each lease     at any time
(the "Hollister          (excluding               five-year         increases by 8%       year, (i) 5% of    after the
Property")               closing                  renewal options   after the fifth       annual gross       seventh lease
Restaurant to be         costs)                                     lease year and after  sales minus (ii)   year
constructed              (3)(6)                                     every five years      the minimum
                                                                    thereafter during     annual rent for
The Hollister Property                                              the lease term        such lease year
is located at the                                                                         (5)
northeast corner of the
intersection of McCray
Street and Meridian
Street, in Hollister,
San Benito County,
California, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity to
the Hollister Property
include a Burger King,
a McDonald's, and a
local restaurant.

JACK IN THE BOX (7)      $1,001,073    01/22/97   01/2015; four     $102,610 (6);         for each lease     at any time
(the "Kingsburg          (excluding               five-year         increases by 8%       year, (i) 5% of    after the
Property")               closing                  renewal options   after the fifth       annual gross       seventh lease
Restaurant to be         costs)                                     lease year and after  sales minus (ii)   year
constructed              (3)(6)                                     every five years      the minimum
                                                                    thereafter during     annual rent for
The Kingsburg Property                                              the lease term        such lease year
is located at the                                                                         (5)
southwest quadrant of
the intersection of
Sierra Street and Sixth
Street, in Kingsburg,
Fresno County,
California, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity to
the Kingsburg Property
include a McDonald's, a
Taco Bell, a Denny's, a
Burger King, a Subway
Sandwich Shop, and
several local
restaurants.

SHONEY'S                 $563,040      01/24/97   01/2017; two      11% of Total Cost     for each lease     at any time
(the "Indian Harbour     (excluding               five-year         (4); increases by     year, 6% of the    after the
Beach Property")         closing and              renewal options   10% after the fifth   amount by which    seventh lease
Restaurant to be         development                                lease year and after  annual gross       year
constructed              costs) (3)                                 every five years      sales exceed
                                                                    thereafter during     $1,500,000, but
The Indian Harbour                                                  the lease term        are less than or
Beach Property is                                                                         equal to
located within the                                                                        $1,750,000, plus
northeast quadrant of                                                                     4% of the amount
South Patrick Drive and                                                                   by which annual
Eau Gallie Boulevard,                                                                     gross sales
in Indian Harbour                                                                         exceed $1,750,000
Beach, Brevard County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food and family-
style restaurants
located in proximity to
the Indian Harbour
Beach Property include
a Wendy's, a Krystal, a
Miami Subs, a
McDonald's, an Italian
Oven, a Friendly's, and
several local
restaurants.




FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                            Federal Tax Basis
      --------                            -----------------

      Moscow Property                         $744,000
      Kent Property                            596,000
      Hollister Property                       586,000
      Kingsburg Property                       642,000
      Indian Harbour Beach Property            474,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Indian Harbour Beach Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, (iii) 180 days after execution of the lease or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Indian Harbour Beach Property, as described above, the tenant shall pay monthly "interim rent" equal to 11% per annum of the amount funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Moscow Property              $  910,814            July 21, 1997
      Kent Property                 1,259,871            July 21, 1997
      Hollister Property            1,061,819            July 21, 1997
      Kingsburg Property            1,001,073            July 21, 1997
      Indian Harbour Beach
        Property                      676,041            July 23, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Moscow, Kent, Hollister and Kingsburg Properties is the same unaffiliated lessee.




BORROWING AND SECURED EQUIPMENT LEASE

      Between January 9, 1997 and January 24, 1997, the Company obtained one advance totalling $234,553 under its $15,000,000 Loan. This advance was the final advance relating to the acquisition of Equipment for the restaurant property in Winnemucca, Nevada (the "Winnemucca Secured Equipment Lease"), at a cost of $234,553, including a Secured Equipment Lease Servicing Fee of $4,138 to the Advisor. The Winnemucca Secured Equipment Lease was considered to be an interest only loan for the first three months until obtaining the final advance on January 10, 1997, at which time it became a fully amortizing term loan repayable over six years. The advance bears interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

      The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.



                                           SECURED EQUIPMENT LEASE
                                From January 9, 1997 through January 24, 1997


                                      Purchase           Date         Lease         Annual         Option
Description                           Price (1)        Acquired     Expiration     Rent (2)     To Purchase
-----------                           ---------        --------     ----------     --------     -----------
EQUIPMENT FOR DENNY'S            $230,195 (3)             (3)          (4)            (4)           (5)
RESTAURANT IN WINNEMUCCA,        (excluding closing
NEVADA                           costs and Secured
(The "Winnemucca Secured         Equipment Lease
Equipment Lease")                Servicing Fee)



FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) On August 28, 1996, the Company obtained an advance of $102,570 for partial funding of the Equipment for the restaurant property in Winnemucca, Nevada. On September 30, 1996, the Company obtained another advance of $44,157 for additional funding of the Equipment for the restaurant property. On January 10, 1997, the Company obtained another advance under its Loan totalling $234,553 to fund the balance of the acquisition price of the Equipment.

(4) The temporary Secured Equipment Lease entered into on August 28, 1996, had a term of four months and required the payment of monthly rent of $913. On September 30, 1996, the temporary Secured Equipment Lease was amended to have a term of three months and requires the payment of monthly rent of $1,306. Upon funding the balance of the Equipment purchase price, the Company entered into a final Secured Equipment Lease. The final Secured Equipment Lease has a term of seven years and provides for the payment of rent (payable monthly) in the amount of $6,464.

(5) Lessee may purchase the Equipment prior to the expiration of the final Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10% per annum.






    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
   GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JANUARY 9, 1997
                           THROUGH JANUARY 24, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from January 9, 1997 through January 24, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.




                            Jack in the Box    Jack in the Box     Jack in the Box        Jack in the Box
                           Moscow, ID (5)(6)   Kent, WA (5)(6)   Hollister, CA (5)(6)   Kingsburg, CA (5)(6)
                           -----------------   ---------------   --------------------   --------------------
Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction:

Base Rent (1)                 $ 93,358           $129,137           $108,836               $102,610

Asset Management Fees (2)       (5,459)            (7,553)            (6,365)                (6,000)

General and Administra-
  tive Expenses (3)             (5,788)            (8,006)            (6,748)                (6,362)
                              --------           --------           --------               --------

Estimated Cash Available
  from Operations               82,111            113,578             95,723                 90,248

Depreciation and
  Amortization Expense (4)     (19,077)           (15,280)           (15,019)               (16,464)
                              --------           --------           --------               --------

Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction of the
  Company                     $ 63,034           $ 98,298           $ 80,704               $ 73,784
                              ========           ========           ========               ========


                                                See Footnotes






                                              Shoney's
                                     Indian Harbour Beach, FL (5)       Total
                                     ----------------------------     --------
Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction:

Base Rent (1)                                 $ 71,504                $504,445

Asset Management Fees (2)                       (3,857)                (29,234)

General and Administra-
  tive Expenses (3)                             (4,433)                (31,337)
                                              --------                --------

Estimated Cash Available
  from Operations                               63,214                 444,874

Depreciation and
  Amortization Expense (4)                     (12,156)                (77,996)
                                              --------                --------

Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction of the
  Company                                     $ 51,058                $366,878
                                              ========                ========



FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                           Estimated Final Completion Date
      --------                           -------------------------------

      Moscow Property                    July 21, 1997
      Kent Property                      July 21, 1997
      Hollister Property                 July 21, 1997
      Kingsburg Property                 July 21, 1997
      Indian Harbour Beach Property      July 23, 1997

(6) The lessee of the Moscow, Kent, Hollister and Kingsburg Properties is the same unaffiliated lessee.